Exhibit 10.6

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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1.  Interpretations .......................................................    3
       1.1 Definitions ....................................................    3
       1.2 Construction of Terms ..........................................    5
       1.3 Business Days ..................................................    6
       1.4 Statutes and Agreements ........................................    6
2.  TCS Services ..........................................................    6
       2.1 Service Provider ...............................................    6
       2.2 User Fee .......................................................    7
       2.3 Settlement Agent ...............................................    7
       2.4 Covenants with respect to the IDP Service ......................    8
3.  Customer Obligations ..................................................    9
       3.1 Customer Covenants .............................................    9
4.  Audit .................................................................   12
5.  Term and Termination ..................................................   12
       5.1 Initial Term ...................................................   12
       5.2 Termination (Non Monetary Default) .............................   13
       5.3 Termination (Monetary Default) .................................   13
       5.4 Termination (Insolvency) .......................................   13
       5.5 Effect of Termination ..........................................   15
6.  Fees ..................................................................   16
       6.1 Fee payable by the Customer ....................................   16
       6.2 Billing ........................................................   17
7.  Confidentiality .......................................................   17
8.  Warranties ............................................................   17
9.  Indemnity and Remedies ................................................   18
       9.1 By the Customer or its Agents ..................................   18
       9.2 By TCS .........................................................   19
       9.3 Limitation of Liability ........................................   19
       9.4 Indemnification Notice .........................................   20
10. Exclusivity ...........................................................   20
11. Relationship of Parties ...............................................   20
12. Non-Assignability; Binding Effect .....................................   20
13. Waiver ................................................................   21
14. Titles ................................................................   21
15. General ...............................................................   21
16. Governing Law .........................................................   22
17. Notice ................................................................   22

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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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AN AGREEMENT made the November 16, 2000 between

      TCS (CANADA) LIMITED, a Company incorporated under the laws of Ontario, with registered offices located at 700 Dorval Drive, Suite 202, Oakville, Ontario, Canada, L6K 3V3, (hereinafter referred to as "TCS") and

      SECURITY BANCORP INC., a Company incorporated under the laws of Alberta, with registered offices located at Bldg. F, Unit 3 - 5508 1st Street S.E., Calgary, Alberta, Canada, T2H 2W9 (hereinafter referred to as the "Customer").

      WHEREAS TCS is a member of an association known as the "Interac Association";

      AND WHEREAS as a member, TCS is classified as an Indirect Connector;

      AND WHEREAS the Interac Direct Payment service (the "IDP" Service) enables a cardholder who presents an eligible card and enters a valid PIN at the Terminal of another member, on-line, real-time access to such a cardholder's eligible account in order to, among other things, obtain goods and services, in accordance with the procedures and standards established by the Interac regulations;

      AND WHEREAS the Customer owns, leases, or represents a number of point of sale Terminals which comply with TCS's list of Certified Point of Sale Terminals (Schedule "A");

      AND WHEREAS TCS has been authorized by the Board of Directors of the Interac Association to perform the function of an acquirer in the IDP Service;

      AND WHEREAS TCS has executed an agreement with the Bank of Montreal wherein the Bank of Montreal has agreed to act as the Connection Service Provider and Settlement Agent for TCS;

      AND WHEREAS the Customer has requested TCS, and TCS has agreed, to provide such services as are described herein;

      NOW THEREFORE WITNESS that in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by TCS and the Customer, TCS and the Customer hereby acknowledge, conform, covenant and agree as follows:


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1. Interpretations

1.1 Definitions

      The following terms have the following meanings:

      "Agents" means any entity under contract or agreement with the Customer to provide services to the Customer in the operation of a Customer's Terminal. This would include, without limitation, Terminal vendors, and installation and service providers.

      "Affiliate" means an entity that is affiliated with another entity.

      "Agreement" means this Agreement together with all schedules, exhibits, addenda, attachments and other agreements now and hereafter annexed hereto or incorporated herein by reference as it or they may be amended, supplemented, replaced, re-stated or otherwise modified from time to time.

      "Applicable Laws" means, with respect to any Person, property, transaction, event, or other matter, any law, rule, statute, regulation, order, judgement, decree, treaty or other requirement having the force of law (collectively the "Law") relating or applicable to such Person, property, transaction, event, or other matter. Applicable Law also includes, where appropriate any interpretation of the Law (or any part) by any Person having jurisdiction over it, or charged with its administration or interpretation.

      "Breaching Party" has the meaning attributed to it in Section 5.2.

      "Business Day" means any day on which chartered banks are open to the public for the conduct of business in the province designated by TCS as the address for its registered offices but does not include any Saturday or Sunday or any statutory or civic holiday observed by such institutions in the province of Ontario.

      "Certified Point of Sale Terminal" has the meaning attributed to it in Schedule "A" of this Agreement.

      "Charges" has the meaning ascribed to such term in Section 6.1(i).

      "Commencement Date" means the date of execution of this Agreement.

      "Confidential Material" means certain plans, specifications, drawings, sketches, models, samples, data, computer programs, documentation, and other


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      technical and business information, in written, graphic or other tangible form, relating to TCS's or the Customer's general business plans and products.

      "Connection Service Provider" means TCS as an Indirect Connector using the Bank of Montreal, or other such agency under contract to TCS to provide connection to the Interac network for the purpose of processing IDP transactions as defined by Interac.

      "Customer Account" means the current bank operating account which the Customer opens at a branch of a chartered Canadian Financial Institution for the purposes of settlement by TCS of funds owed by or payable to the Customer by reason of the exchange of messages in the IDP Service.

      "Eligible Point of Sale Terminal" means a Terminal which is a point of sale Terminal owned or leased by the Customer, or third party Persons under contract or agreement with the Customer and operated by or for the Customer or any of its Affiliates, which the Customer or any of its Affiliates has advised TCS in writing that such Terminal is to be connected to TCS's switch and which meets the requirements and standards described in Schedule "A" attached hereto.

      "Fees" have the meaning ascribed to it in Section 6.1(i).

      "Initial Term" has the meaning attributed to it in Section 5.1.

      "IDP" has the meaning Interac Direct Payment as defined by Interac.

      "IDP Service" has the meaning Interac Direct Payment as defined by Interac.

      "Interac Association" or "Interac" has the meaning attributed to it in the first recital of this Agreement.

      "Installation Service Agent" is an agent under contract or agreement with the Customer who, amongst other things, provides warehousing and pre-production initialization of a Customer's Terminal and who provides production site preparation.

      "Losses" means any and all claims, actions, demands, losses, damages, costs, expenses, liabilities and settlements, including without limitation any legal fees, costs, expenses, disbursements and court costs.

      "Parties" mean the Customer and TCS, collectively and "Party" means either one of them, as the context requires.


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      "Person" means any individual, corporation, partnership, joint venture, trustee or trust, government or agency thereof, unincorporated association, or any entity and pronouns have a similar extended meaning.

      "Renewal Term" has the meaning attributed to it in Section 5.1.

      "Settlement Agent" means TCS using the Bank of Montreal, or other such agency under contract to TCS for this purpose, who are contracted to TCS to provide funds and fees settlement for IDP transactions as defined by Interac processed through TCS's Switch.

      "Switch" means the hardware and software operated by TCS for the purposes of connecting a network of IDP Terminals to Interac.

      "Taxes" mean any and all present and future taxes of any kind or nature whatsoever including, without limitation, levies, imports, transfer taxes, stamp taxes, documentary taxes, royalties, duties, value-added taxes (including without limitation all taxes, interest, penalties and fines imposed under Part IX of the Excise Tax Act (Canada) and the regulations made thereunder), sales tax, business transfer taxes, excise taxes, property taxes, government fees and other federal, provincial, regional, municipal or local taxes and all fees deductions, withholdings and restrictions or conditions resulting in a charge imposed, levied, collected, withheld, or assessed by any authority of or within any jurisdiction whatsoever having the power to tax, together with penalties, fines, additions to tax and interest thereon.

      "Term" means the Initial Term together with each Renewal Term, if any.

      "Terminal" means an Eligible Point of Sale Terminal as defined in Section
      1.1 of this Agreement.

      "Terminal Operator" means an Agent responsible for the day to day operation of an Eligible Terminal at the Terminal site.

1.2 Construction of Terms

      In this Agreement, whenever the singular or the plural form is used, the same shall include the plural or the singular as and when required by the context in which such form is used. Words denoting one gender include all genders unless contrary intention is to be inferred from or required by the subject matter or context. References in this Agreement to "hereof', "herein", "hereto" and "hereunder" shall be deemed to refer to this Agreement and shall not be


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      limited to the particular article or section in which such word or words appear, unless a contrary intention is to be inferred from or required by the context. All references herein to Articles or Sections are to the Article or Sections of this Agreement. Unless otherwise stated herein or the context otherwise requires, all dollar amount referred to herein refer to the law currency of Canada.

1.3 Business Days

      In the event that any act is required hereunder to be done, any notice is required hereunder to be given, or any period of time is to expire hereunder on any day that is not a Business Day. Such act shall be required to be done or notice shall be required to be given or time shall expire on the next succeeding Business Day.

1.4 Statutes and Agreements

      Unless otherwise indicated herein, all references in this Agreement to any statute mean such statute as amended, re-enacted or replaced from time to time, and include all regulations promulgated thereunder and all references herein to any agreement mean such agreement as amended, modified, varied, restated, or replaced from time to time with the written agreement of the parties hereto.

2. TCS Services

2.1 Service Provider

(i) The Customer hereby appoints TCS and authorizes TCS to act as the Connection Service Provider to the Customer for the IDP Service and TCS hereby acknowledges, confirms and agrees to such appointment and authorization by the Customer.

(ii) TCS agrees to connect the Customer's Certified Point of Sale Terminals to the Interac IDP Service and to perform all connection services for the Customer in the IDP Service and to perform all services that may be necessary or required for TCS to act and/or function as the Connection Service Provider to the Customer to facilitate the completion of IDP transactions conducted by cardholders at Eligible Point of Sale Terminals, all in accordance with and pursuant and subject to:

            (a)   The terms and conditions of this Agreement; and

            (b)   The Interac Association Regulations.


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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2.2 User Fee

      TCS will make available, upon the Customer's written request, a surcharge fee that will be levied to all IDP transactions. At this time, surcharge fees are not permitted on MasterCard, VISA or any other non-Interac network transactions. The surcharge fee amount is set by Eligible Point of Sale Terminal during the installation of the Terminal into the TCS Switch. Amending the surcharge fee by Terminal may be permitted subject to the conditions as detailed in Schedule "E" attached hereto.

2.3 Settlement Agent

(i) The Customer hereby appoints TCS and authorizes TCS to act as the Settlement Agent for the Customer in the IDP Service, and TCS hereby acknowledges, confirms and agrees to such appointment and authorization by the Customer.

(ii) TCS agrees to perform all services that may be necessary or required for TCS to act and/or function as, and to represent the Customer as, the Settlement Agent for the Customer in the IDP Service, all in accordance with and pursuant and subject to:

            (a)   The terms and conditions of this Agreement; and

            (b)   The Interac Association Regulations.

(iii) TCS shall collect, for and on behalf of the Customer, all fees and monies payable to the Customer for completed transactions emanating from Terminals operated by TCS on behalf of the Customer, and/or its Affiliates. TCS, to settle such fees or monies, must receive a batch close notification request from the Terminal Operator, as defined from time to time by TCS.

      In any Business Day TCS will settle fees and monies for those completed IDP transactions that have been included in the Customer's Eligible Terminal close of batch requests processed by TCS's Switch. Such close of batch requests will be sent to the Switch by the Terminal Operator using a process applicable to the Terminal and as defined from time to time by TCS.

      On any given Business Day, TCS will settle fees and monies, less TCS's Charges, to the Customer's settlement account as a single deposit amount equal to the sum of all fees and monies owing to the Customer less TCS's Charges.


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      TCS shall deposit the same, less its Charges, to the Customer Account by no later than two Business Days following such time as such fees, charges and/or other monies are transferred to TCS by the Bank of Montreal using the means agreed to from time to time by Bank of Montreal and TCS at their sole discretion.

2.4 Covenants with respect to the IDP Service

      TCS covenants and agrees that:

      (i) it shall maintain the levels of performance of all elements of all of the Customer's Terminals in accordance with the standards set out in Schedule "D" attached hereto;

      (ii)  it shall comply in all respects with all of:

            (a) the agreements, terms and conditions set forth in this Agreement; and

            (b)   the Interac Association Regulations;

      (iii) it shall remain at all times a member in good standing with the Interac Association;

      (iv) for the fees payable by the Customer and detailed in Schedule "B" attached hereto, it shall provide processing for IDP transactions captured by TCS at Terminals operated by TCS on behalf of the Customer;

      (v) for the fees payable by the Customer and detailed in Schedule "E" attached hereto, it shall provide a service to:

            (a) load encryption keys into the Customer's Terminal pin pads encryption devices;

            (b) load certified applications as set out in Schedule "A" attached hereto, into the Customer's Terminals;

      (vi) it shall provide a Bank of Montreal bank account set up specifically for the purpose of settling such monies held in trust by TCS for and on behalf of the Customer and payable to the Customer for transactions emanating from Terminals operated by TCS on behalf of the Customer. Further that such Bank of Montreal bank account shall be held separate from other TCS bank accounts used in the normal operation of TCS's business;


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      (vii) as mutually agreed between the Parties, it shall put in place processes, which shall ensure that any change to TCS's records with respect to the Customer Account shall be made only with written notification from the Customer and further that TCS agrees that it shall not direct the monies payable to the Customer to any other account without prior written authorization or direction from the Customer;

     (viii) it shall provide by electronic means defined and mutually agreed to from time to time by TCS and the Customer, such reports as are defined in Schedule "F" attached hereto;

      (ix) it shall provide access to a facility which will allow the Customer to retrieve certain information pertaining to their Eligible Terminals in accordance with Schedule "H" attached hereto.

3. Customer Obligations

3.1 Customer Covenants

The Customer covenants and agrees:

      (i)   to comply in all respects with all of:

            (a) the agreements, terms and conditions set forth in this Agreement; and

            (b)   the Interac Association Regulations;

      (ii) to provide an account in good standing at a chartered Canadian Financial Institution for settlement (the "Customer Account");

      (iii) to provide TCS, at its sole discretion, with the authority to withdraw funds from the Customer's Account to settle any claims made by Interac to settle the amounts owing for disputed transactions conducted at the Customer's Terminals;

      (iv) to deliver and / or transmit to TCS all electronic and non-electronic information associated with the Customer's Terminals as may be required by TCS in order to function as the Connection Service Provider to, and the Settlement Agent for, the Customer in the IDP Service;


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      (v)   that the Customer shall [CONFIDENTIAL PORTION DELETED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION];

      (vi) that the Customer shall pay all expenses related to the on-site maintenance of its Eligible Point of Sale Terminals operated by TCS on the Customer's behalf and that TCS shall not, at any time or in any way or in any manner whatsoever, be liable for, or be responsible for, maintaining, servicing, or upgrading a Customer's Terminals;

      (vii) at TCS's request, the Customer agrees to participate in the resolution of any disputed transactions (as defined by the Interac Association) and further that the Customer agrees to be bound by any decision made by the Bank of Montreal, or other such agency under contract to TCS to provide funds and fee settlement;

     (viii) that TCS shall not, at any time or in any way or in any manner whatsoever, be liable for, or be responsible for financing the purchase, lease or rental of a Customer's Terminals;

      (ix) [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]:

      (x) that the Customer acknowledges that TCS has all ownership rights to TCS's Switch software and hardware;

      (xi) that the Customer will be responsible for all costs and expenses of installing, renting, operating and maintaining the communications facilities required to connect the Customer's Terminal at the remote site. Further that all monthly communications costs associated with the said communications facilities shall be the responsibility of the Customer and that TCS shall not, at any time or in any way or in any manner whatsoever, be liable for, or be responsible for such communications facilities. Such communications facilities, as mutually agreed to by both Parties, shall be installed in accordance with TCS's requirements for said facilities;

      (xii) that the Customer will be responsible for all costs and expenses of installing a Terminal at a remote site;


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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     (xiii) to notify TCS that a Terminal is to be disconnected from service no later than five (5) business days before the date of the disconnection using the method provided by TCS for this purpose;

      (xiv) that the Customer will be responsible for settling funds owed for any disputed IDP transactions conducted at the Customer's Terminals during the time they were connected to TCS's IDP service;

      (xv) that the Customer guarantees that TCS shall have exclusive right to provide IDP transaction processing services to the Terminal site, for as long as the Customer or its agents maintain an agreement to process IDP transactions from a device at the said Terminal site.

      The Customer shall be in breach of this clause 3.1 (xv) if, without prior written approval from TCS:

            o the Customer replaces the Terminal at the site with a terminal performing the same or similar IDP transaction processing services connected to another switch provider;

            o the Terminal is re-programmed to send IDP transactions to another switch provider for the purposes of providing the same or similar IDP transaction processing services;

            o the Customer installs another terminal at the Terminal site for the purpose of providing the same or similar IDP transaction processing services by connecting this other terminal to another switch provider.

[CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

4. Audit

      TCS shall have the right, at any time upon written demand made by TCS to the Customer, to inspect, during normal business hours, those computer facilities and operations of the Customer which are involved in any part of TCS's Switch. Qualified third party consultants, as determined by TCS at its sole discretion, will be employed by TCS for the purpose of any such inspection. The Customer shall have the right, as a condition of such inspection, to require any such consultants to execute such form of confidentiality agreement as the Customer may reasonably require. The cost of any such inspection shall be the


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      sole responsibility of TCS and any such consultant so employed will be required to create reports, which are accessible only to TCS and the Customer.

      The Customer shall be entitled to receive a copy of any report, which is generated by the consultants engaged for the purpose of conducting such audit.

5. Term and Termination

5.1 Initial Term

      This Agreement shall be effective and shall continue in full force and effect for an initial term (the "Initial Term") of three (3) years as of and from the Commencement Date, unless and until terminated pursuant to the terms of this Agreement, and shall continue and remain in full force and effect under the same terms and conditions after the Initial Term for successive two (2) year periods (each such period being a "Renewal Term") unless and until terminated pursuant to the terms of this Agreement or unless either party gives notice to the other party at least ninety (90) days prior to the expiration of the Initial Term or a subsequent Renewal Term that they wish to terminate this agreement. If such notice is given the effect shall be as described in Section 5.5 of this Agreement.

5.2 Termination (Non Monetary Default)

      Except as otherwise set forth in and subject to Section 5.3, if either Party believes, as determined in its sole discretion, that there has been a material breach of this Agreement by the other Party (the "Breaching Party"), such Party ("the Claiming Party") must notify the Breaching Party in writing specifying in reasonable detail the nature of the breach within thirty (30) days of learning of said breach.

      In the case of a partial loss of service, the Breaching Party shall have thirty (30) days (or longer if the Parties agree) in which to remedy the breach. If such a breach has not been remedied to the satisfaction of the Claiming Party by the end of the 30-day remedy period (or such longer remedy period if the Parties agree), the Claiming Party shall have the right to issue formal written notice of termination to the Breaching Party, such termination to take place no sooner than the fifth (5th) Business Day following the expiration of such 30-day or longer period.

      In the case of a complete loss of service, whereby none of the Customer's Terminals are able to connect to TCS's Switch, TCS shall have three (3) days (or longer if the Parties agree) in which to restore the TCS Switch to a fully


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CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
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      operating service and restore access to the Customer's Terminals. If the
      TCS Switch is not restored to full service by the end of the 3-day remedy period (or such longer period if the Parties agree), the Customer shall have the right to issue formal written notice of termination to TCS, such termination to take place immediately on issuing the written notice.

5.3 Termination (Monetary Default)

      If either Party should default in the payment of any sum or amount due hereunder and such default is not remedied within one (1) Business Day after written notice thereof is given by the non-defaulting Party to the defaulting Party, such non-defaulting Party may, at its option and without further notice, immediately terminate this Agreement without prejudice to any other remedies which it may have by reason of such default.

5.4 Termination (Insolvency)

      If either party shall:

      (i) admit in writing its inability to pay its debts generally as they become due or generally fail or cease to pay its debts generally as they mature or become due; or

      (ii) cease or threaten to cease to carry on its business or commit or threaten to commit any act of bankruptcy; or

      (iii) make or agree to make an assignment, disposition or conveyance, whether by sale or otherwise, of all of its assets (or a substantial portion thereof) in bulk; or

      (iv) have or suffer a judgement order, decree, execution, writ, warrant, sequestration, extent or any similar process, made, issued, entered and/or enforceable against, or a distress, execution or analogous process levied or enforceable upon all or any substantial part of its property or assets which is not removed stayed, set aside, denied, vacated, or released within thirty (30) days after the issuance, entry, levy thereof or after any stay is removed, vacated, denied, or set aside; or

      (v) consent to or suffer the appointment of a trustee, trustee in bankruptcy, liquidator, receiver and manager, custodian, curator, sequester or other official with similar powers in respect to all or any substantial part of its property or assets, which appointment is not stayed, removed, set


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            aside, denied, vacated, or released within thirty (30) days after the date thereof or after any stay is removed, vacated, denied or set aside; or

      (vi) have any proceeding instituted or commenced against it to adjudicate it as bankrupt or insolvent, or to petition it into bankruptcy, or to seek liquidation, winding up, reorganization or arrangement, relief from or composition of its debts, under any applicable legislation now or in the future, including without limitation under the Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency, or analogous laws; or

      (vii) take any action in respect to its dissolution, winding-up or liquidation, or institute any proceedings to be adjudicated a bankrupt or insolvent, or consent to, approve or authorize the institution of bankruptcy or insolvency proceedings against it, or file any petition or proposal to take advantage of any act of insolvency, or take any action, make any proposal or file or present any petition (or consent to the filing or presentment of any such petition), answer or consent seeking liquidation, winding-up, reorganization, arrangement or relief from or composition of its debts under any applicable legislation now or in the future, including without limitation under the Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency, or analogous laws, or make any assignment in bankruptcy or make any other assignment for the benefit of creditors, or take any corporate action in furtherance of any of the aforesaid purposes;

      then the other Party shall have the right, subject to the Applicable Laws, to terminate this Agreement immediately and / or take any other reasonable actions it considers necessary or desirable, including without limitation, establishing reserves, withholding payments or funds due or available to or on behalf of such other Party.

5.5 Effect of Termination

      (a) During any period after which notice of termination has been given by either Party and prior to the termination of this Agreement, except as otherwise provided herein, each of TCS and the Customer shall continue to fulfill its respective obligations hereunder, unless otherwise prohibited by law.


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      (b)   In the event of the expiration or termination of the Agreement, the
            Customer shall perform any such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of TCS.

      (c) In the event of the expiration or termination of the Agreement, TCS shall perform any such acts and execute and deliver any such documents reasonably required to give effect to the expiration or the termination of this Agreement in accordance with any written request of the Customer.

      (d) In the event of the expiration or termination of the Agreement all Terminals operated by TCS on behalf of the Customer and/or its affiliates shall, at TCS's discretion, be suspended from the Switch.

      (e) Notwithstanding the expiration or termination of this Agreement for any reason:

            (i) all monetary and non-monetary obligations of the Parties under this Agreement owing and / or to be performed or discharged to the date of expiration or termination shall survive such expiration or termination;

            (ii) the provisions of Section 7 and Section 9 shall survive any expiration or termination of this Agreement with respect to events occurring at or prior to such expiration or termination or matters, which survive expiration, or termination.

6. Fees

6.1 Fee payable by the Customer

            (i) In consideration of TCS providing the Customer with IDP Services, the Customer agrees to pay TCS the aggregate amount of fees and charges, calculated on a complete or incomplete per IDP transaction basis, set forth in Schedule "B" attached hereto (collectively, the "Fee") [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]; and

            (ii) for each Terminal installed, moved to a new location or changed by the Customer and attached to TCS's Switch network as defined in

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

                  this Agreement, a one time charge as set forth in Schedule "E" attached hereto; and

            (iii) the fees, as detailed in Schedule "H" attached hereto, to allow the Customer to retrieve certain information pertaining to their Eligible Terminals; and

            (iv) a one-time fee, set forth in Schedule "G", to enroll the Customer as a valid organization in TCS's switch network.

6.2 Billing

      (a) The Charges shall be due and payable in arrears, and TCS to obtain payment will deduct the amount of the Charges or any part thereof from, or set-off and apply the amount of the Charges or any part thereof against, any and all monies collected on behalf of the Customer from the completed transactions processed through the Customer's Eligible Point of Sale Terminal connected to TCS's switch.

            If the amount of the Charges shall exceed the amount due to the Customer, the Customer will provide TCS, at its sole discretion, with the authority to withdraw funds from the Customer's Account to settle the difference between the amount of the Charges and the due to the Customer.

      (b) The determination of the Charges by TCS in accordance with Schedule "B" annexed hereto shall, in the absence of manifest error, constitute evidence of the Charges and such determination by TCS shall be binding upon the Customer.

      (c) If the Customer fails to pay any of the Charges or other amounts of any nature payable by it hereunder on the due date therefor, the Customer shall [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

7. Confidentiality

            (i) Except as otherwise provided in this Agreement, TCS and the Customer shall treat the Confidential Material of the other as confidential; exercise at least the same degree of care and discretion with respect to the Confidential Material of the other as it exercises in protecting its own Confidential Material; not disclose or

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

                  otherwise make available any of the Confidential Material of the other to third parties; not copy any of the Confidential Material of the other without the prior written consent of the other; and instruct its personnel who may gain access to the Confidential Material of the other to observe these restrictions.

            (ii) TCS agrees that it shall not, at any time disclose the nature of its business relationship with the Customer to third parties or use the Customer's name in any advertising copy or any promotional materials or messages, without the Customer's prior written consent.

            (iii) This Section 7 does not apply to any information that is in the public domain through no breach of confidence by TCS or the Customer and to information that is available to one party from some source other than the party without a breach of confidence with the other party or is independently developed by the other Party.

8. Warranties

      TCS hereby represents and warrants to the Customer as follows:

      (a) TCS has the right and the requisite power and authority, corporate and otherwise, to perform its obligations under this Agreement in accordance with the provisions of this Agreement;

      (b)   TCS is a Member in good standing of the Interac Association;

      (c) at TCS's sole discretion, it has contracted Bank of Montreal as its Connection Service Provider and Settlement Agent in the IDP Service; and

      (d) TCS is in compliance in all material respects with the Interac Association Regulations.

9. Indemnity and Remedies

9.1 By the Customer or its Agents

      Subject to Section 9.3, the Customer or its Agents shall indemnify and hold TCS, its officers, directors, employees, agents, and other representatives harmless, from and against any Losses incurred or suffered by such Persons

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

      which are, directly or indirectly, or in any way or in any manner whatsoever, the result of, caused by or arise by reason of:

            (i) any intentional, wrongful or negligent act or omission of the Customer or of officers, directors, employees, Agents, legal counsel and other representatives in the performance of any of the duties and obligations of the Customer under this Agreement or otherwise;

            (ii) any misrepresentation by, or breach of any warranty of, the Customer or its Agents contained in this Agreement;

            (iii) any default by the Customer or its Agents under, or any breach or contravention by the Customer of, any agreement, covenant, term or provision of this Agreement; and

            (iv) the enforcement of this Agreement or any provision hereof as a result of any of the matters set forth in Sections 9.1(i). 9.1(ii) or 9.1 (iii).

9.2 By TCS

      Subject to Section 9.3, TCS shall indemnify and hold the Customer, its officers, directors, employees, agents, and other representatives harmless, from and against any Losses incurred or suffered by such Persons which are, directly or indirectly, or in any way or in any manner whatsoever, the result of, caused by or arise by reason of:

            (i) any intentional, wrongful or negligent act or omission of TCS or of its officers, directors, employees, agents, legal counsel and other representatives in the performance of any of the duties and obligations of TCS under this Agreement or otherwise;

            (ii) any misrepresentation by, or breach of any warranty of TCS or its agents contained in this Agreement;

            (iii) any default by TCS or its agents under, or any breach or contravention by TCS of, any agreement, covenant, term or provision of this Agreement; and

            (iv) the enforcement of this Agreement or any provision hereof as a result of any of the matters set forth in Sections 9.2(i). 9.2(ii) or 9.2(iii).

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

9.3 Limitation of Liability

      In no event shall:

      (i) Either Party be liable to the other, or in any way or in any manner whatsoever, for any indirect, incidental, special, consequential or punitive damages, including but not limited to lost profits, lost business revenue, failure to realize expected savings, or other commercial or economic loss;

      (ii) TCS be liable for any indirect, incidental, special, consequential or punitive damages caused by actions or omissions of the Bank of Montreal, the Interac Association or its members.

      (iii) TCS be liable for any indirect, incidental, special, consequential or punitive damages caused by a Terminal hardware or software defect or improper operation of the Terminal connected to TCS's Switch.

9.4 Indemnification Notice

      Each Party shall promptly notify the other Party of any claim, demand, suit, action or threat of suit or action of which the Party becomes aware (except with respect to a threat of suit or action either Party might institute against the other Party) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying Party will be entitled to participate in the settlement or defense thereof and, if the indemnifying Party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified Party. In any case, the indemnifying Party and the indemnified Party shall cooperate (at no cost to the indemnified Party) in the settlement or defense of any such claim, demand, suit or proceeding.

10. Exclusivity

      (a) This Agreement and the rights granted hereunder by the Customer to TCS are nonexclusive. Nothing in this Agreement shall prevent the Customer from engaging or retaining any other Person to provide any of the services, which are identical or similar to any of the TCS Switch services.

      (b) This Agreement and the rights granted hereunder by TCS to the Customer are nonexclusive. Nothing in this Agreement shall prevent TCS from engaging or offering to other Person services or arrangements, which are similar to those, set forth herein.

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

11. Relationship of Parties

      Except as expressly provided in the Agreement, nothing contained in this Agreement shall be deemed or construed by the Parties, or any other third party, to create the relationship of partnership, agency, or joint venture or an association for profit between or among TCS and the Customer, it being understood and agreed that neither the method of computing compensation nor any other provision contained herein shall be deemed to create any relationship between the Parties other than the relationship of independent parties contracting for services. Except as expressly provided in the Agreement, neither Party has, nor hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other Party.

12. Non-Assignability; Binding Effect

      (a) This Agreement and the rights, benefits, interests and obligations hereunder are personal and shall not be transferred or assigned by the Customer, directly or indirectly, either voluntary or by operation of law, without prior written consent of TCS, which consent of TCS may not be unreasonably withheld. No consent of TCS to any such assignment or transfer shall have the effect of releasing the Customer from any of its obligations or liabilities under this Agreement. (b) This Agreement and the rights, benefits, interests and obligations hereunder are personal and shall not be transferred or assigned by TCS, directly or indirectly, either voluntary or by operation of law, without prior written consent of the Customer, which consent of the Customer may not be unreasonably withheld. No consent of the Customer to any such assignment or transfer shall have the effect of releasing TCS from any of its obligations or liabilities under this Agreement. (c) This Agreement is entered into solely for the benefit of TCS and the Customer and, except as contemplated by this Section 12, shall not confer any rights upon any Person not a party to this Agreement. This Agreement shall enure to the benefit of and be binding upon the Customer and its successors and permitted assigns, provided that the terms of
            Section 12 have been met. This Agreement shall enure to the benefit of and be binding upon TCS and its successors and assigns.

13. Waiver

      Failure to enforce any rights hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of those or any other rights.

14. Titles

      Titles or captions contained in this Agreement are inserted only for convenient reference, and in no way define, limit or describe the scope or intent of this Agreement or any provisions hereof.

15. General

      Notwithstanding anything herein, the Customer shall be entitled to assign its rights and obligations under this Agreement to a subsidiary or Affiliate of the Customer provided that such subsidiary or Affiliate shall agree in writing to be bound by the terms and conditions hereof in lieu of the Customer.

      Time is of the essence of this Agreement. Any extension of time granted shall not be deemed to be a waiver of the foregoing provision. This Agreement constitutes the entire Agreement between the parties on its subject matter and supersedes all prior written or oral agreements between the parties; may not be assigned by either party without the prior written consent of the other; shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns; and shall be exclusively governed by the laws of the province of Ontario.

16. Governing Law

      This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of Ontario, Canada in force therein.

17. Notice

      Save for routine operational matters, which do not materially affect the terms and conditions of this Agreement, all notices, documents or other communications required or permitted by the Agreement to be given to a Party (collectively the "Notice") shall be in writing and sufficiently given if delivered personally or by courier or if sent by prepaid registered or certified mail (return receipt requested) or if transmitted by facsimile which provides a receipt to such Party:

      (i)   in the case of notice to TCS:

            TCS (Canada) Limited,
            Oakville Corporate Centre,
            Suite 202,
            700 Dorval Drive,
            Oakville, Ontario,
            Canada, L6K 3V3
            Attention: President
            Facsimile: 905 849 1396

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

      (ii)  in the case of notice to the Customer:

            Attention: Security Bancorp Inc.
                       Bldg. F, Unit 3
                       5508 1st Street S.E.,
                       Calgary, Alberta
                       Canada, T2H 2W9
            Facsimile: 403-319-0240

      Notices delivered personally or by courier shall be deemed to have been received on the date of delivery. Notices delivered by pre-paid registered or certified mail shall be deemed to have been received on the third Business Day after mailing, Notices delivered by facsimile shall be deemed to have been received on the next Business Day after transmission.

TCS (CANADA) LIMITED                    SECURITY BANCORP INC.

Date:                                   Date:
     -----------------------------           -----------------------------------
Signed:                                 Signed:
       ---------------------------             ---------------------------------
Name:       Mike Kelso                  Name:
     -----------------------------           -----------------------------------
Title:      Vice President              Title:
      ----------------------------            ----------------------------------

Schedule "A"
Certified Terminals for TCS's IDP Switch Network As at November 1, 2000
--------------------------------------------------------------------------------

Certified Terminals

Periodically TCS will publish a revised list of Certified Terminals and Terminal Applications with their respective level of Terminal operating software. Such list will contain the combination of hardware and software which together will be deemed a Certified IDP Terminal Configuration for use in TCS's network. The Certified IDP Terminal Configuration has been tested by TCS as compliant with Interac IDP Service regulations. In no way does this provide a warranty by TCS that the Terminal will operate without defect or problems in production. The Customer is at all times responsible for assuring themselves that the Terminal hardware and software meets their business needs

--------------------------------------------------------------------------------
Dial Attached Terminals    Terminal Hardware           Terminal Application
--------------------------------------------------------------------------------
1. Hypercom ICE5500        Integrated terminal and     TCS Retail Application
                           PinPad                      ICE5500 (Dial) V1.0

--------------------------------------------------------------------------------
2 Hypercom ICE5500         Integrated terminal and     TCS Restaurant and
                           PinPad                      Entertainment Application
                                                       ICE5500 (Dial) V1.0
--------------------------------------------------------------------------------

The Customer is responsible for acquiring valid Terminal application licenses from the appropriate vendor of said Terminal applications. TCS is not responsible in any way, shape or form for the cost of acquiring such Terminal applications.

If the Terminal application is acquired from a party under contract with the Customer, then the Customer is responsible for:

1. delivering to TCS a master copy of the Terminal application to be deployed, along with all appropriate equipment required to load the application into the Customer's Terminals.

2. all costs incurred by TCS in establishing that the Terminal and Terminal application are in compliance with Interac's IDP regulations for Terminal deployment in Interac.

As required and as mutually agreed, the Customer is responsible for acquiring and establishing the hardware and software required to load the Terminal application and Terminal encryption keys at a designated secure site as provided by TCS.

Schedule "B"
TCS Network Fees
--------------------------------------------------------------------------------

Customer Fees to TCS

The Customer agrees to pay TCS a fee for every transaction conducted through its Eligible Terminals attached to the TCS Switch, according to the following rate structure based on transaction volumes. Incomplete Transactions

--------------------------------------------------------------------------------
Incomplete Transaction                        Transaction Fee for an Incomplete
                                              Interac Direct Payment transaction
--------------------------------------------------------------------------------
[CONFIDENTIAL PORTION DELETED AND FILED       [CONFIDENTIAL
SEPARATELY WITH THE SECURITIES AND            PORTION DELETED
EXCHANGE COMMISSION]                          AND FILED
                                              SEPARATELY WITH
                                              THE SECURITIES AND
                                              EXCHANGE
                                              COMMISSION]
--------------------------------------------------------------------------------

For each incomplete IDP transaction processed from an Eligible Point of Sale Terminal TCS will charge a fee as detailed in this Schedule "B".

Transactions deemed to be incomplete are those IDP transactions processed from the Customer's Eligible Point of Sale Terminal which have been returned by the cardholder's issuing financial institution with the following return codes:

--------------------------------------------------------------------------------
Transaction Return Code                         Description
--------------------------------------------------------------------------------
05                                              Do not honour
--------------------------------------------------------------------------------
13                                              Invalid $ amount
--------------------------------------------------------------------------------
14                                              Invalid Card #
--------------------------------------------------------------------------------
40                                              Requested function not supported
--------------------------------------------------------------------------------
51                                              Insufficient funds
--------------------------------------------------------------------------------
54                                              Expired card
--------------------------------------------------------------------------------
55                                              Incorrect PIN
--------------------------------------------------------------------------------
56                                              Card not on file
--------------------------------------------------------------------------------
57                                              Invalid transaction selection
--------------------------------------------------------------------------------
61                                              Exceeds withdrawal limit
--------------------------------------------------------------------------------
62                                              Restricted card
--------------------------------------------------------------------------------
75                                              Pin Retries Exceeded
--------------------------------------------------------------------------------
82                                              Unable to process
--------------------------------------------------------------------------------
91                                              Issuer not available
--------------------------------------------------------------------------------

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

Complete Transactions

The transaction fee for Interac Direct Payment is based on the volume of complete IDP transactions processed through the Customer's Eligible Point of Sale Terminals in the previous calendar month.

--------------------------------------------------------------------------------
Monthly Volume of Completed Interac Direct    Transaction Fee for a Complete
Payment transactions                          Interac Direct Payment transaction
--------------------------------------------------------------------------------
[CONFIDENTIAL PORTION DELETED AND FILED       [CONFIDENTIAL
SEPARATELY WITH THE SECURITIES AND            PORTION DELETED
EXCHANGE COMMISSION]                          AND FILED
                                              SEPARATELY WITH
                                              THE SECURITIES AND
                                              EXCHANGE
                                              COMMISSION]
--------------------------------------------------------------------------------

The transaction fees as detailed in this Schedule "B" will be collected for each and every complete and incomplete transaction processed by TCS's Switch from the Customer's Eligible Point of Sale Terminals. To obtain payment for the fee, TCS will set off its fee from any and all monies collected on behalf of the Customer from the completed transactions processed through the Customer's Eligible Point of Sale Terminal connected to TCS's switch.

The appropriate tiered rate used to calculate the fee will be based on total volume of complete transactions from the Customer's Eligible Point of Sale Terminals in the preceding calendar month.

The per transaction rate [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Schedule "C" Support Processes and Services

TCS will receive support calls only from the Customer. A 1 888 number will be provided to allow the Customer to contact TCS's support staff for network status information. TCS is not responsible for support calls from the Customer's merchants or clients.

TCS will not be responsible for any site visits required to resolve a problem call.

Schedule "D" Performance Levels

TCS will maintain the network at these performance levels:

1. The Switch will be available 7 days a week, 24 hours a day, 365 days of the year subject to scheduled maintenance downtime. The Switch will operate at not less than 98% availability excluding these periods of scheduled downtime.

Schedule "E" Fee payable for each Terminal installed, moved to a new location, or changed by the Customer and attached to TCS's Switch network

New Terminal Installation or Terminals requiring re-injection of the certified Terminal application or encryption key injection

A fee of [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] is payable by the Customer for:

o     each Terminal installed by the Customer; or

o each Terminal which is re-injected with a certified Terminal application or encryption keys in accordance with the fulfillment process which TCS has provided for such purpose.

The Customer shall be responsible for the pre-production installation of all parameters and such additional information as is required for the Terminal to operate in accordance with TCS's Switch requirements. Such requirements will, from time to time, be communicated to the Customer by TCS.

TCS shall be responsible for ensuring that the Switch has a corresponding Terminal encryption key loaded into the Switch such that financial transactions can be processed from the Customer's Terminal.

Each Terminal acquired by the Customer must be certified by TCS (as per Schedule A attached hereto) and must contain a Terminal application certified by TCS as meeting the Interac regulations for compliance.

The Customer is responsible for delivering Terminal hardware, as set out in Schedule A attached hereto, to a location, designated by TCS at its sole discretion, which will be communicated to the Customer from time to time. TCS will be responsible for installing such Terminals delivered to the designated TCS location with a certified Terminal application and Terminal encryption keys. Terminals loaded with the certified Terminal application and Terminal encryption keys at the designated location will then be shipped to the Customer as per the Customer's instructions to TCS.

TCS is in no way responsible for the costs of shipping or any such cost of transporting the Terminals to the designated TCS location nor from the designated TCS location to the Customer's designated delivery location.

The Customer will be [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

CONNECTION SERVICES AGREEMENT                                       No: SBCIDP01
================================================================================

Changes to installed Terminals

The Customer may from time to time communicate changes to the Terminal's definition using a method provided, at its sole discretion, by TCS. [CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

Schedule "F" Daily Reports available to the Customer

- Daily Settlement Report

- Daily TCS Fee Settlement Report

- Month to date Terminal total reports

- Total Transactions by Terminal

- Daily User Fee Summary Report

Schedule "G" One- Time Fee for Enrollment in TCS's Switch network

[CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

Schedule "H" POSHweb Internet Service

Services Provided

POSHweb Internet Service provides the client with nearly instant access to information about your Eligible Point of Sale Terminals or its transactions. POSHweb will allow the user to:

1. Display Terminal information (e.g., name, address, surcharge amount, cash owner details and surcharge owner details).

2.    Display the last 10 transactions performed at the Terminal.

3.    Download daily reports.

4.    Access POSHnet Terminal installation documents and Newsletters.

5. Search a history of transaction details by machine for up to 3 months of machine history.

6. Search the Terminal database by a variety of Terminal information (e.g., by Terminal ID, by address, by province, by city, by merchant).

7.    Search the transaction database by transaction trace number.

8. Search the transaction database by Cardholder card number (first 4 digits and last 4 digits) and list all transactions performed by an Eligible Point of Sale Terminals client on any particular day on any Eligible Point of Sale Terminal.

9. Divide the network into sub-networks and allow sub-distributors or merchants limited access to their Terminals in the client's network of machines.

Fee schedule

TCS will offer access to the POSHweb Internet Service for the following fee:

[CONFIDENTIAL PORTION DELETED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]